Exhibit 14.1

Pinaki & Associates LLC
Certified Public Accountants
625 Barksdale Rd., Ste# 113
Newark, DE 19711
Phone: 408-896-4405 | pmohapatra@pinakiassociates.com

To The Board of Directors
Genoil Inc
One Rockefeller Center, 11th Floor
 New York, NY 10020

We have audited the accompanying consolidated balance sheets of Genoil Inc. and subsidiaries as of December 31, 2016, 2015 and 2014 and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2016, 2015 and 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genoil Inc. and subsidiaries as of December 31, 2016, 2015 and 2014 and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2016, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/d
 Pinaki & Associates, LLC
Newark, DE
 February 21, 2017